EXHIBIT 32
CERTIFICATION
The undersigned hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to our knowledge:

1.
The quarterly report on Form 10-Q of Rayonier Advanced Material Inc. (the "Company") for the period ended September 27, 2014 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
November 4, 2014

/s/ PAUL G. BOYNTON	/s/ BENSON K. WOO
Paul G. Boynton	Benson K. Woo
Chairman, President and Chief Executive Officer	Senior Vice President and Chief Financial Officer
Rayonier Advanced Materials Inc.	Rayonier Advanced Materials Inc.